EXHIBIT 99.1

NEWS RELEASE For Immediate Release Contact: Alison Ziegler, Cameron Associates (212) 554-5469 alison@cameronassoc.com www.americanecology.com

AMERICAN ECOLOGY ANNOUNCES CEO SUCCESSION PLAN

James R. Baumgardner To Assume CEO Duties in January 2010

BOISE, ID— September 17, 2009 -- American Ecology Corporation (Nasdaq - GS: ECOL) today announced that its Board of Directors has adopted a CEO Transition Plan as part of its officer succession planning which includes the appointment of President and Chief Operating Officer James R. Baumgardner as Chief Executive Officer effective January 1, 2010.  Stephen Romano, who will step down as Chief Executive Officer at the end of his current employment contract on December 31, 2009, will continue to serve as Chairman of the Board of Directors.

“Our Board of Directors has great confidence in Jim’s ability to lead the Company in its next stage of growth,” Romano stated.  “Jim is an exceptional leader with extensive business management experience, and detailed knowledge of our Company and our industry.”

Baumgardner, age 46, rejoined American Ecology in January 2009 as President and Chief Operating Officer responsible for disposal facility operations, sales and marketing and management of strategic acquisitions.  Baumgardner served as the Company’s Senior Vice President and Chief Financial Officer from 1999 to 2006 and worked closely with Romano on the transformational acquisition of American Ecology’s Grand View, Idaho operation in 2001.

Jeffrey Merrifield, lead independent director, noted, “The Board has tremendous respect for the remarkable performance American Ecology has achieved over the past eight years under Steve Romano’s direction and looks forward to his continued contributions as Chairman of our Board.  We are confident that Jim’s excellent qualifications, experience and knowledge of American Ecology’s operations position us well to build on these successes.  We anticipate a seamless transition given his close working relationship with Steve, and his familiarity with our customers and regulators.”

From 2006 to 2008, Mr. Baumgardner was Senior Vice President and Chief Financial Officer with SECOR International, Inc. (“SECOR”), a Redmond, Washington based environmental consulting firm.  While at SECOR, he played a pivotal role in improving operational and financial management and directed the process leading to the sale of SECOR in early 2008.

Prior to joining American Ecology in 1999, Baumgardner held various corporate finance and treasury positions with companies including Wafer Tech and Symbios Logic, Inc, a division of Hyundai Electronics America.  Jim holds BS and MBA degrees from Oregon State University, where he was a two-time All American wrestler and in 2006 was inducted into the Oregon State University Athletic Hall of Fame.

EXHIBIT 99.1

About American Ecology Corporation
American Ecology Corporation, through its subsidiaries, provides radioactive, PCB, hazardous, and non-hazardous waste services to commercial and government customers throughout the United States, such as steel mills, medical and academic institutions, refineries, chemical manufacturing facilities and the nuclear power industry. Headquartered in Boise, Idaho, the Company is the oldest radioactive and hazardous waste services company in the United States.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 that are based on our current expectations, beliefs and assumptions about the industry and markets in which American Ecology Corporation and its subsidiaries operate. Because such statements include risks and uncertainties, actual results may differ materially from what is expressed herein and no assurance can be given that the Company will meet its 2009 earnings estimates, successfully execute its growth strategy, increase market share, or declare or pay future dividends. For information on other factors that could cause actual results to differ materially from expectations, please refer to American Ecology Corporation’s December 31, 2008 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date such statements are made. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Important assumptions and other important factors that could cause actual results to differ materially from those set forth in the forward-looking information include a loss of a major customer, compliance with and changes to applicable laws and regulations, market conditions and production rates for the thermal desorption service at our Texas facility, access to cost effective transportation services, access to insurance and other financial assurances, loss of key personnel, lawsuits, adverse economic conditions including a tightened credit market, the timing or level of government funding or competitive conditions, incidents that could limit or suspend specific operations,  our ability to perform under required contracts, our willingness or ability to pay dividends and our ability to integrate any potential acquisitions.

Investors should also be aware that while we do, from time to time, communicate with securities analysts, it is against our policy to disclose any material non-public information or other confidential commercial information. Accordingly, stockholders should not assume that we agree with any statement or report issued by any analyst irrespective of the content of the statement or report. Furthermore, we have a policy against issuing or confirming financial forecasts or projections issued by others. Thus, to the extent that reports issued by securities analysts contain any projections, forecasts or opinions, such reports are not the responsibility of American Ecology Corporation.